                                                                    EXHIBIT 10.7

                            GROUP SERVICES AGREEMENT

THIS AGREEMENT (the "AGREEMENT") is entered into as of this 13 day of September 2006 between:

(1) XINHUA FINANCE LIMITED, a limited liability company duly incorporated and existing under the laws of the Cayman Islands and having its registered address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681, George Town, Grand Cayman, British West Indies ("XFL"); and

(2) XINHUA FINANCE MEDIA LIMITED, a limited liability company duly incorporated and existing under the laws of the Cayman Islands and having its registered address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681, George Town, Grand Cayman, British West Indies ("XFM")

WHEREAS:

A. XFM is a subsidiary of XFL. XFL and all of its subsidiaries are hereafter referred to as "THE XFL GROUP".

B. XFL acts as the global headquarters for the XFL Group and provides executive, management, marketing, finance, legal, human resources, public relations, corporate communications, business and finance integration, information technology, administrative and other services (collectively the "GROUP SERVICES") on behalf of the XFL Group for the benefit of all companies within the XFL Group.

C. The XFL Group has during 2006 and preceding years raised significant amounts of equity capital both privately and in the public markets and obtained bank facilities to fund global expansion through acquisitions and through investment in management, infrastructure, product development and integration for the direct and indirect, present and future benefit of all entities within the XFL Group

D. In order to execute its global strategy and expansion plan XFL has and will continue to expand its headquarters and as a result will further enhance and continue to provide the Group Services for the benefit all of the companies in the XFL Group.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinafter and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1. GROUP SERVICES


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

1.1 XFL has provided and shall continue to provide to XFM the group services as further detailed in Exhibit 1 (the "GROUP SERVICES"). The Group Services may be expanded in scope as agreed by the parties from time to time in accordance with the XFL Group's global business plan and strategy. Any material change or expansion in scope will be agreed by the parties in writing and executed by addendum to this Agreement.

ARTICLE 2. GROUP SERVICE CHARGE

2.1 In consideration for the provision of the Group Services, XFM shall pay a service charge to XFL as provided for in this Agreement (the "GROUP SERVICE CHARGE").

2.2 The Group Service Charge shall be based on the actual cost of the Group Services provided by XFL to the XFL Group and this cost shall be allocated to each company within the XFL Group on a fair and consistent basis. The calculation method and allocation basis for each of the Group Services is set out in Exhibit 2. The costs shall be subject to a reasonable mark-up to cover administrative and other sundry costs, initially this mark up shall be set at 5%.

2.3 The Service Charge shall be paid by XFM quarterly upon delivery of an invoice by XFL to XFM or at such other times as may be agreed between the parties from time to time. XFL shall provide XFM a detailed statement showing the calculation of the XFM's allocation of the Group Service Charge.

ARTICLE 3. TERM AND TERMINATION

3.1 This Agreement shall be effective as of the date of the acquisition of XFM by XFL and any other member of the XFL Group and shall continue until December 31, 2007. The Agreement will automatically renew for successive two-year terms unless either party serves a 6-month written notice of termination to the other party prior to the end of the then current term.

3.2 Either party may terminate this Agreement immediately if (a) XFM ceases to be a controlled subsidiary of the XFL Group, meaning that XFL no longer owns or otherwise controls, directly or indirectly, shares which carry more than 50% of the voting rights of XFM; (b) the other party breaches any of their material obligations under this Agreement in any material respect; or
     (c) the other party, (i) becomes insolvent, (ii) files a petition in bankruptcy, or (iii) makes an assignment for the benefit of its creditors.

ARTICLE 4. SUCCESSORS AND ASSIGNS

4.1 This Agreement shall be binding upon and inure to the benefits of the parties and their respective successors and permitted assigns. This Agreement may not be assigned, either in whole or in part, by any party without the express written approval of the other non-assigning party.


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

ARTICLE 5. REPRESENTATIONS AND WARRANTIES.

5.1 Representations, Warranties, and Covenants. Each Party represents, warrants and covenants to the other as follows and acknowledges that the other Party has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this Agreement and acknowledges that the other Party has relied upon the completeness and accuracy of such representations, warranties and covenants in entering into this Agreement:

     (a) it has the corporate capacity to enter into this Agreement and to perform each of its obligations hereunder; and

     (b) it has duly authorized, executed and delivered this Agreement and this Agreement constitutes a legally valid and binding obligation of it enforceable against it in accordance with its terms except as such enforcement may be limited by applicable bankruptcy, insolvency and other laws of general application affecting the enforcement of creditors' rights and subject to general equitable principles.

ARTICLE 6. COMMITMENT AND GUARANTEE

6.1 XFL undertakes that the administrative services shared with XFM shall be at the same standard and level of quality as the administrative services enjoyed by XFL and other members of the XFL Group.

6.2 XFL undertakes that XFL shall promptly inform XFM if, for any reason (save as XFM's fault), XFM is unable to receive all or part of the administrative services to be shared with XFM under this Agreement, and make every effort to assist XFM in obtaining the same or similar services from other channels.

6.3 XFM undertakes that it will pay to XFL its proportionate share of administrative costs in strict conformity with the means and term as agreed upon in this Agreement.

6.4 XFM undertakes to accept the administrative services provided by XFL as agreed upon in this Agreement, and provide all necessary conditions and assistance, and not to cause any damages to XFL due to its act or omission.

ARTICLE 7. LIABILITIES ARISING FROM BREACH OF CONTRACT

7.1 Where XFM fails to pay XFL its proportionate share of administrative costs in a timely manner as agreed upon in this Agreement, a penalty of 0.03% of the amount of the late payment shall be paid to XFL for each day of delay. XFL shall have the right to terminate the corresponding services by written notice if XFM is overdue in making payment for over 60 days. If XFM still fails to make the relevant payment 30 days after the receipt of the said written notice, XFL may terminate the corresponding administrative services or this Agreement. However, such termination of the relevant administrative services or this Agreement shall have no impact on the rights or obligations of the two parties occurred or generated according to this Agreement therebefore.

7.2 Where XFL fails to promptly provide XFM with the agreed administrative services within a reasonable period or within the reasonable period notified in advance by XFM, the former shall pay XFM a penalty of 0.03% of its share of administrative costs for the relevant month for each day of delay. If XFL is overdue in making payment for over 60 day, XFM shall have the right to terminate such administrative services by written notice; if XFL still fails to provide the relevant administrative services 30 days after the receipt of the said written notice, XFM may terminate this Agreement. However, the termination of the relevant administrative services or this Agreement shall have no impact on the rights or obligations of the two parties occurred or arising under this Agreement prior to the date of termination.

ARTICLE 8. NOTICES

8.1 All communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if (i) delivered personally with receipt acknowledged, (ii) sent by registered or certified mail, return receipt requested, (iii) sent by telecopy with confirmation or
     (iv) sent by recognized commercial overnight courier for next business day delivery, addressed to the Parties at the following addresses and facsimile numbers or to such other addresses or facsimile numbers as any Party shall hereafter specify by communication to the other Parties in the manner provided herein:

     If to XFM: Xinhua Finance Media Limited
                Unit 3905-3909, 1 Grand Gateway, 1 Hongqiao Road,
                Shanghai 200030, PRC
     Attention: Chief Financial Officer
     Telephone: (8621) 6113-5900
     Facsimile: (8621) 6448-4955

     If to XFL: Xinhua Finance Limited
                2003-4 Vicwood Plaza, 199 Des Voeux Road Central,
                Hong Kong, PRC
     Attention: General Counsel
     Telephone: (852) 3102-3939
     Facsimile: (852) 2541-8266

     Notice of change of address shall be deemed given when actually received or upon refusal to accept delivery thereof; all other communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received or upon refusal to accept delivery thereof, (ii) on the date when delivered personally or via telecopy, (iii) one (1) business day after being sent by overnight courier and (iv) four (4) business days after mailing, as aforesaid.

ARTICLE 9. ASSIGNMENT

9.1 No Party hereto shall assign or otherwise transfer this Agreement or any interest or right hereunder or delegate the performance of any of its obligations hereunder to any third Party other than an Affiliate without the prior written consent of the other affected Party which consent may be withheld in such other Party's sole discretion. Any such attempted assignment, transfer or delegation without the other Party's prior written consent will be deemed null and void and result in the immediate termination of this Agreement without necessity of any notice.

ARTICLE 10. GOVERNING LAW

10.1 This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.2 Any dispute arising out of or in connection with this Agreement, including a dispute as to the validity or existence of this Agreement, shall be resolved by arbitration in Hong Kong conducted in English by a single arbitrator of International Chamber of Commerce Court of Arbitration in accordance with the rules of the United Nations Commission on International Trade Law (UNCITRAL); provided, that, unless the Parties agree otherwise:
     (i) each Party shall be required only to produce specific, identified documents which are relevant to the dispute; and (ii) the Parties agree the arbitration award shall be final. In addition, the Parties hereto agree that no Party shall have any right to commence or maintain any suit or legal proceeding concerning a dispute hereunder until the dispute has been determined in accordance with the arbitration procedure provided for herein and then only to enforce or facilitate the execution of the award rendered in such arbitration. The Parties agree not to contest or seek relief from the award in any court.

ARTICLE 11. PREVAILING PARTY ATTORNEYS' FEES

11.1 If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the Parties hereunder, then the Party prevailing in that action, and any appeal thereof, shall be entitled to recover its attorneys' fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered therein.

ARTICLE 12. NO MODIFICATION EXCEPT IN WRITING

12.1 This Agreement shall not be changed, modified, or amended except by a writing signed by the Parties hereto. No terms of any purchase order, invoice, or similar document will amend or supplement this Agreement, even if it is accepted or signed by the receiving Party.


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

ARTICLE 13. WAIVER

13.1 A Party's failure to enforce at any time any provision of this Agreement, or any right in respect thereto, or to exercise any election hereunder, shall not be considered to be a waiver of such provision, right, or election or to affect the validity of this Agreement. No waiver shall be effective unless given in writing signed by the Party making such waiver. A waiver at one time shall not constitute a subsequent waiver of the same condition, breach, default or occurrence at any other time unless such waiver so explicitly provides.

ARTICLE 14. SEVERABILITY

14.1 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

ARTICLE 15. HEADINGS

15.1 The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

ARTICLE 16. CUMULATIVE REMEDIES

16.1 No remedy or election hereunder shall be deemed exclusive, but shall, wherever possible, be cumulative with all other remedies at law or in equity. Any specific right or remedy provided in this Agreement shall not be exclusive but will be cumulative of all rights and remedies set forth herein and allowed at law.

ARTICLE 17. FURTHER ASSURANCES

17.1 Each of the Parties hereto agrees to execute such documents, and take such actions, as may reasonably be required to effectuate the terms and conditions of this Agreement.

ARTICLE 18. FORCE MAJEURE

18.1 No Party shall be liable for any failure to perform any obligation hereunder, or from any delay in the performance thereof, due to causes beyond its control, including industrial disputes of whatever nature, acts of God, public enemy, acts of government, failure of telecommunications, system malfunctions, fire or other casualty.


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

ARTICLE 19. NO THIRD PARTY BENEFICIARIES

19.1 Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Parties hereto and their respective successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

ARTICLE 20. CONTROLLING LANGUAGE

20.1 This Agreement has been executed in English, and the English language version shall control notwithstanding any translations of this Agreement.

ARTICLE 21. TIME OF THE ESSENCE

21.1 The times established in accordance with this Agreement for the performance of the obligations set out in this Agreement are of the essence.

ARTICLE 22. COUNTERPARTS

22.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

ARTICLE 23. ENTIRE AGREEMENT

23.1 This Agreement supersedes, terminates and otherwise renders null and void certain prior written and/or oral agreements between the Parties with respect to the matters hereinabove expressly set forth. This Agreement, together with the Intellectual Property Rights Agreements, represents and incorporates the entire understanding of the Parties hereto with respect to the matters herein expressly set forth and each Party acknowledges that there are no warranties, representations, covenants or understandings of any kind, nature or description whatsoever made by any Party to any other Party, except as are herein and therein expressly set forth.


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

THIS GROUP SERVICES AGREEMENT HAS BEEN SIGNED THIS 13 DAY OF SEPTEMBER, 2006.

XINHUA FINANCE LIMITED


By: /s/ Gordon Lau
    ---------------------------------
Name: Gordon Lau
Title: Chief Financial Officer


XINHUA FINANCE MEDIA LIMITED


By: /s/ Fredy Bush
    ---------------------------------
Name: Fredy Bush
Title: Director


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

                                    EXHIBIT 1

                               THE GROUP SERVICES

EXECUTIVE MANAGEMENT. INCLUDING BUT NOT LIMITED TO:

     -    Group Executive Management

     -    Strategy

     -    Financing

     -    Public, Investor, Media and Analyst relations.

FINANCE. INCLUDING BUT NOT LIMITED TO:

     - Financial and Management Accounting including consolidated monthly and annual reporting, budgeting and forecasting.

     -    Treasury Management

     -    Corporate Finance

     - Internal Audit of XFM to ensure compliance with Group policy and procedures

     -    Management and maintenance of accounting and related systems.

BUSINESS AND FINANCE INTEGRATION. INCLUDING BUT NOT LIMITED TO:

     - Integration projects relating to and benefiting all subsidiaries of the Group.

HUMAN RESOURCES. INCLUDING BUT NOT LIMITED TO:

     -    Employee policies and procedures

     -    Remuneration and incentives policy, procedures and administration

     -    Employee annual review and ongoing performance measures and appraisal.

     -    Training.

     -    Benefits.

     -    HR database management.

     -    Staff and Management counseling and disputes.

LEGAL. INCLUDING BUT NOT LIMITED TO:

     - Mergers and Acquisitions. General advice and assistance on M&A activity undertaken that direct or indirectly benefit the existing Subsidiaries.

     - Share, Debt or other capital issues and adjustments, and structured financing.

     -    Sales Contracts

     -    Employment Contracts

     -    Leases

     -    Stock Exchange filings and compliance.

INFORMATION TECHNOLOGY. INCLUDING BUT NOT LIMITED TO:

     -    Group and subsidiary network operations.

     -    Group and subsidiary internal systems.

     -    Group and subsidiary internal and external websites.

CORPORATE COMMUNICATIONS. INCLUDING BUT NOT LIMITED TO:

     -    Group and subsidiary corporate events and conferences

     -    Group and subsidiary press Releases

     -    Group and subsidiary internal and external websites

     -    Group and subsidiary corporate branding, trade and service marks etc.

PUBLIC RELATIONS. INCLUDING BUT NOT LIMITED TO:

     -    Group and subsidiary corporate events and conferences

     -    Group and subsidiary press and other media relations

ADMINISTRATION. INCLUDING BUT NOT LIMITED TO:

     - All other administrative and sundry services provided for the benefit of the Group and its subsidiaries

                                    EXHIBIT 2

         GROUP SERVICE CHARGE. CALCULATION METHOD AND ALLOCATION BASIS.

GROUP SERVICES          ALLOCATION BASE   CALCULATED AS
--------------          ---------------   -------------
Head Office             Cost              Pro rata weighted average Revenue %
HR and Administration   Cost              Pro rata weighted average Headcount %
Finance                 Cost              Pro rata weighted ave. Revenue and Operating Cost %
Legal                   Cost              pro rata weighted average Revenue %
IT                      Cost              Pro rata weighted ave. Revenue and Operating Cost %

The Group Services description above is as commonly used within the Group's accounting, management accounting systems and reports.

Operating Cost means all costs incurred in operations but excluding interest charges, depreciation amortization and taxes. (Operating Costs incurred in arriving at EBITDA).

For the avoidance of doubt the calculation will be as follows for illustration purposes:

HEAD OFFICE COSTS.
Total Head Office costs for the period.
Multiplied by the following fraction:
XFM revenue for the period divided by total Group revenue for the period. Equals the Head Office costs allocated to XFM for the period.

Weighted average means weighted according to the number of months for which XFM had been a subsidiary of the XFL Group.

For the avoidance of doubt "Cost" to be allocated includes all direct and indirect costs incurred by the relevant departments and functions in providing the Group Services including salaries and all related costs, all related overheads, and all relevant depreciation and amortization.

The Cost will be subject to a reasonable mark-up as described in Section 2.2. It is initially agreed that this mark-up shall be 5%.


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

THIS AMENDING AGREEMENT is dated as of 25th day of January 2007.

BETWEEN:

(1) XINHUA FINANCE LIMITED, a limited liability company duly incorporated and existing under the laws of the Cayman Islands and having its registered address at Century Yard, Cricket Square, Hutchins Drive, PO Box 2681, George Town, Grand Cayman, British West Indies ("XFL"); and

(3) XINHUA FINANCE MEDIA LIMITED, a limited liability company duly incorporated and existing under the laws of the Cayman Islands and having its business address at Unit 3905-3909, 1 Grand Gateway, 1 Hongqiao Road, Shanghai 200030, PRC ("XFM")

WHEREAS:

(A) The parties entered into a Group Services Agreement on 13 September 2006 pursuant to which XFM pays a Group Service Fee to XFL in consideration for the provision by XFL to XFM of the Group Services. All capitalized terms contained herein shall have the same meaning ascribed to it in the Group Services Agreement unless otherwise expressly provided.

(B) The parties hereby agree to enter into this Amending Agreement to amend the terms of the Group Services Agreement in the manner hereinafter provided.

NOW THEREFORE, in consideration of the premises and the mutual covenants and agreements contained in this Amending Agreement (the receipt and adequacy of which consideration with respect of each of the parties hereto are hereby acknowledged), the parties agree as follows:

1. The Group Services Agreement shall be amended by adding the following clause as the penultimate sentence of Article 2.2:

     "Notwithstanding the foregoing, the Group Service Charge for 2006 shall not exceed US$ 700,000, and for subsequent years, shall not exceed US$1,000,000."

3. Save as aforementioned, the remaining provisions of the Purchase Agreement remain unamended and in full force and effect.

4. This Amending Agreement may be executed by the Parties in counterparts which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same instrument and shall be read together with and deemed to be part of the Group Service Agreement.

5. The provisions of Articles 5 (Governing Law), 6 (Representations and Warranties) and 10 (Assignment) are incorporated mutatis mutandis into this Amending Agreement.

             THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.


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

IN WITNESS WHEREOF this Amending Agreement was made as of the day and year first above written.

XINHUA FINANCE LIMITED


By: /s/
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

XINHUA FINANCE MEDIA LIMITED


By: /s/
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


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